Exhibit 10.39

SECOND AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

FOR

DOUGLAS C. HEWITT, SR.

This Amendment to Executive Employment Agreement (“Agreement”) is entered into by and between Douglas C. Hewitt, Sr. (“Employee”) and Richfield Oil & Gas Company (“Richfield”), for and on behalf of itself, its subsidiaries, and its affiliated companies (collectively, “Employer”), effective as of January 15, 2014 (the “Effective Date”) and amendments the Executive Employment Agreement between the parties entered on January 1, 2012.

AMENDMENT

The following paragraphs in the January 1, 2012 Agreement is hereby deleted:

“	3.5 In consideration of the access to the confidential information contained in Article 4, Employee agrees that, for a period of two (2) years following separation of employment, the Employee will not directly or indirectly (a) solicit, induce to terminate or reduce its business, or (b) agree to provide products and/or services that compete directly with the material products and services provided, marketed, and/or under development by the Employer at any time during the three (3) years preceding the Employee’s separation from employment with Employer for any person or entity who paid or engaged Employer for products and/or services, or who received the benefit of Employer’s products and/or services, or with whom the Employee had any substantial dealings, while Employee was employed by Employer, during the three (3) years preceding the Employee’s separation from employment with Employer on condition that Employee had no preexisting relationship to employee. However, this restriction applies only to those products and/or services that the Employee was personally involved in.

3.6           Employee further agrees that Employee will not, during the two (2) year period following separation of employment, solicit, directly or indirectly, or cause or permit others to solicit, directly or indirectly, any person (i) formerly employed by Employer during the six (6) month period immediately preceding or following Employee’s termination of employment (“Former Employee”) or (ii) employed by Employer (“Current Employee”).  The term “solicit” includes, but is not limited to, the following (regardless of whether done directly or indirectly):  (a) requesting that a Former or Current Employee change employment; (b) informing a Former or Current Employee that an opening exists elsewhere; (c) assisting a Former or Current Employee in finding employment elsewhere; (d) inquiring if a Former or Current Employee “knows of anyone who might be interested” in a position elsewhere; (e) inquiring if a Former or Current Employee might have an interest in employment elsewhere; (f) informing others of the name or status of, or other information about, a Former or Current Employee; or (g) any other similar conduct, the intended or actual effect of which is that a Former Employee affiliates with another employer or a Current Employee leaves the employment of Employer.

3.7           Employee further agrees that Employee will not, during the two (2) year period following separation of employment, directly or indirectly, compete with the Employer within the Townships where the Employer owns or controls oil & gas leases except where Mountain Home Petroleum currently owns acreage.”

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Exhibit 10.39

The following paragraphs replaces the above deleted paragraph:

3.5 In consideration of the access to the confidential information contained in Article 4, Employee agrees that, for a period of two (2) years following separation of employment, the Employee will not directly or indirectly (a) solicit, induce to terminate or reduce its business, or (b) agree to provide products and/or services that compete directly with the material products and services provided, marketed, and/or under development by the Employer at any time during the two (2) years preceding the Employee’s separation from employment with Employer for any person or entity who paid or engaged Employer for products and/or services, or who received the benefit of Employer’s products and/or services, or with whom the Employee had any substantial dealings, while Employee was employed by Employer, during the two (2) years preceding the Employee’s separation from employment with Employer on condition that Employee had no preexisting relationship to employee. However, this restriction applies only to those products and/or services that the Employee was personally involved in and the employee did not have a preexisting relationship.

3.6           Employee further agrees that Employee will not, during the two (2) year period following separation of employment, solicit, directly or indirectly, or cause or permit others to solicit, directly or indirectly, any person (i) formerly employed by Employer during the six (6) month period immediately preceding or following Employee’s termination of employment (“Former Employee”) or (ii) employed by Employer (“Current Employee”).  The term “solicit” includes, but is not limited to, the following (regardless of whether done directly or indirectly):  (a) requesting that a Former or Current Employee change employment; (b) informing a Former or Current Employee that an opening exists elsewhere; (c) assisting a Former or Current Employee in finding employment elsewhere; (d) inquiring if a Former or Current Employee “knows of anyone who might be interested” in a position elsewhere; (e) inquiring if a Former or Current Employee might have an interest in employment elsewhere; (f) informing others of the name or status of, or other information about, a Former or Current Employee; or (g) any other similar conduct, the intended or actual effect of which is that a Former Employee affiliates with another employer or a Current Employee leaves the employment of Employer.

3.7          Employee shall have the right to compete with the Company on the condition that any project in which he desires to participate is first proposed to the Company and if the Company declines full participation he may participate in the project under no better terms terms then was proposed to the Company.  Employee further agrees that Employee will not, during the two (2) year period following separation of employment, directly or indirectly, compete with the Employer within the Townships where the Employer owns or controls oil & gas leases except where Mountain Home Petroleum currently owns acreage or the acreage or projects which the Company declined to participate.”

The Parties hereby reaffirm all other terms and conditions contained in the January 1, 2012 Employment Agreement.

IN WITNESS WHEREOF, Employer and Employee have duly executed this Agreement in multiple originals as of the date indicated and effective as of the Effective Date.

Richfield Oil & Gas Company

By:	/s/ Michael A Cederstom	Date:	1-30-2014
Michael A Cederstrom Corporate Secretary
EMPLOYEE

By:	/s/ Douglas C Hewitt, Sr.	Date:	1-30-2014
Douglas C. Hewitt, Sr.

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